Exhibit 99.1

Spectral Capital Names Stephen Spalding as Chief Financial Officer October 25, 2010 2:00 AM ET

Spectral Capital Corporation, ("Spectral" or the "Company") (FCCN.OB) (F3SN:F) is pleased to announce the appointment of Stephen Spalding as Chief Financial Officer and Director.

Stephen Spalding, MBA, brings over 30 years of extensive experience in executive management, corporate governance, risk management, control design and development. He has supported early stage companies throughout his career. Mr. Spalding's education includes: MBA, Quantitative Analysis, University of Arizona; B.S. Finance and Management, B.S. Physics (solid state), B.S. Mathematics, all from Eastern Illinois University. Mr. Spalding is also a frequent guest lecturer at Singapore Management University (SMU) and instructs a senior/graduate class in IT Audit and Controls in the Accounting Department at San Francisco State University (SFSU), for the last fifteen years. Mr.
Spalding's extensive professional experience includes founding partner with KPMG's Information Risk Management Practices and served as a partner in their Strategic Services & Enabling Technology practice for thirteen years. He also served as Regional Practice Partner with Deloitte and Touche's Controls Technology Development & Implementation and Enterprise Risk Services Practices for 6 years. As such he had responsibility for the firm's west coast technology practice and some of the firm's largest clients (Microsoft, Boeing, Safeway).

"Stephen brings to Spectral integrity and a high degree of professional experience. He will provide in depth knowledge in risk management areas as well as providing solid budgeting decisions. His 19 years of experience with KPMG and Deloitte Touche is a great asset for an early stage company to have. We are extremely pleased to have Stephen as part of our executive management team," said Jenifer Osterwalder, Spectral CEO.

About Spectral Capital:
Spectral Capital is focused on the acquisition of a significant portfolio of properties for mining activities. In September 2010, the Company purchased an interest in mineral properties in the Chita region of the Russian Federation. The Kadara and Kaltagay license is located in the Mogochinsky district of the Chita Region in the Russian Federation. Spectral owns 47% of the License for prospecting, exploration and production of gold and all other metals. The length of the License runs to 31 August 2031. The size of the License is 186 square kilometers or 18,200 hectares. Development and exploration activities are currently being undertaken.

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Spectral  Capital is a US based  publicly  trading  company and is listed on the
OTCBB as FCCN and Frankfurt exchange as F3SN. Spectral is a Nevada state corporation.

PRESS RELEASE FORWARD LOOKING STATEMENT:
This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company's growth and business strategy. Words such as "expects," "will," "intends," "plans," "believes," "anticipates," "hopes," "estimates," and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company's business; competitive factors in the market(s) in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company's filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Spectral Capital
Jenifer Osterwalder, 206-262-8007